EXHIBIT 10.2

Receivables Purchase Agreement
dated as of June 29, 2022
by and among
Exact Sciences Corporation,
as Seller,
Exact Sciences Laboratories, LLC,
as the initial Servicer,
and
Exact Receivables LLC,
as Buyer

Table of Contents
Page

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Table of Contents
Page

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SCHEDULES
Schedule I    Jurisdiction of Organization of the Seller
Schedule II    Location of Books and Records of the Seller
Schedule III    Trade Names

EXHIBITS
Exhibit A        Form of Purchase Report
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This Receivables Purchase Agreement (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), dated as of June 29, 2022, is entered into by and among the Exact Sciences Corporation, a Delaware corporation (the “Seller”), Exact Sciences Laboratories, LLC, a Delaware limited liability company (“Exact Sciences”) as the initial Servicer, and Exact Receivables LLC, a Delaware limited liability company (the “Buyer”).
BACKGROUND:
1.On or about the date hereof, the Seller purchased certain Receivables, pursuant to a receivables purchase agreement (the “Parent Receivables Purchase Agreement”) by and among certain Originators (as defined in the Parent Receivables Purchase Agreement) and the Seller, whereby the Originators sold all Receivables generated by them and their Related Rights to the Seller, and the Seller purchased such Receivables and their Related Rights from the Originators, on the terms and subject to the conditions set forth therein;
2.The Seller wishes to sell and/or contribute such Receivables to the Buyer, and the Buyer is willing to purchase and/or accept such Receivables from the Seller, on the terms and subject to the conditions set forth herein;
3.The Seller and the Buyer intend each transaction under this Agreement to be a true sale and/or an absolute contribution and conveyance of Receivables by the Seller to the Buyer, providing the Buyer with the full benefits of ownership of such Receivables, and the Seller and the Buyer do not intend the transactions hereunder to be a loan from the Buyer to the Seller; and
4.The parties hereto understand and acknowledge that on or about the date hereof, the Buyer will grant a security interest in all Receivables purchased from or contributed by the Seller and their Related Rights to the Administrative Agent (for the ratable benefit of the Secured Parties according to their Capital as increased or reduced from time to time) pursuant to the Receivables Financing Agreement (as defined below).
NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
DEFINITIONS
Unless otherwise indicated herein, capitalized terms used and not otherwise defined in this Agreement are defined in Section 1.01 of the Receivables Financing Agreement, dated as of the date hereof (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Receivables Financing Agreement”), among the Buyer, as borrower, Exact Sciences, as the initial Servicer (in such capacity, the “Servicer”), the Persons from time to time party thereto as Lenders and as Group Agents, PNC Bank, National Association, as administrative agent (the “Administrative Agent”), and PNC Capital Markets LLC, as Structuring Agent. The usage of terms and provisions set forth in Section 1.01 of the Receivables Financing Agreement shall apply hereto as though set forth herein in their entirety.

All references herein to months are to calendar months unless otherwise expressly indicated. All accounting terms not specifically defined herein shall be construed in accordance with GAAP.
ARTICLE I
AGREEMENT TO PURCHASE AND SELL
SECTION 1.1Agreement To Purchase and Sell. On the terms and subject to the conditions set forth in this Agreement, the Seller agrees to sell or contribute to the Buyer, and the Buyer agrees to purchase or accept, from time to time on or after the initial Credit Extension under the Receivables Financing Agreement (the “Initial Funding Date”), but before the Purchase and Sale Termination Date (as defined in Section 1.4), all of the Seller’s right, title and interest in and to:
(a)each Receivable of the Originators that the Seller purchased from the Originators on the Initial Funding Date;
(b)each Receivable of the Originators that the Seller purchased from the Originators after the Initial Funding Date to, but excluding, the Purchase and Sale Termination Date;
(c)all of the Seller’s interest in any goods (including returned goods), and documentation of title evidencing the shipment or storage of any goods (including returned goods), the sale of which gave rise to such Receivable;
(d)all instruments and chattel paper that may evidence such Receivable;
(e)all other security interests or liens and property subject thereto from time to time purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all UCC financing statements or similar filings relating thereto;
(f)all of the Seller’s rights, interests and claims under the related Contracts and all supporting obligations, guaranties, indemnities, letters of credit (including any letter of credit rights), insurance and other agreements (including the related Contract) or arrangements of whatever character from time to time supporting or securing payment of such Receivable or otherwise relating to such Receivable, whether pursuant to the Contract related to such Receivable or otherwise;
(g)all books and records of the Seller to the extent related to any of the foregoing, and all rights, remedies, powers, privileges, title and interest (but not obligations) in and to each Lock-Box and all Collection Accounts, into which any Collections or other proceeds with respect to such Receivables may be deposited, and any related investment property acquired with any such Collections or other proceeds (as such term is defined in the applicable UCC); and
(h)    all Collections and other proceeds (as defined in the UCC) of any of the foregoing.

All purchases and contributions hereunder shall be made without recourse, but shall be made pursuant to, and in reliance upon, the representations, warranties and covenants of the Seller set forth in this Agreement and each other Transaction Document. No obligation or liability to any Obligor on any Receivable is intended to be assumed by the Buyer hereunder, and any such assumption is expressly disclaimed. The property and the proceeds and rights described in clauses (c) through (h) are referred to herein, collectively, as the “Related Rights,” and the Buyer’s foregoing commitment to purchase or accept Receivables and Related Rights is herein called the “Purchase Facility.”
As used herein, “Cut-Off Date” means June 29, 2022.
SECTION 1.2Timing of Purchases.
(a)    Initial Funding Date Purchases. The Seller’s entire right, title and interest in (i) all Receivables of the Originators that the Seller purchased from the Originators on the Initial Funding Date pursuant to the Parent Receivables Purchase Agreement and (ii) all Related Rights with respect thereto shall automatically be deemed to have been sold or contributed, as applicable, by the Seller to the Buyer immediately upon the Seller’s purchase of such Receivables and Related Rights from the Originators on the Initial Funding Date.
(b)    Subsequent Purchases. After the Initial Funding Date, until the Purchase and Sale Termination Date, each Receivable and the Related Rights generated by an Originator and purchased by the Seller pursuant to the Parent Receivables Purchase Agreement shall be deemed to have been sold or contributed, as applicable, by the Seller to the Buyer immediately (and without further action) upon the purchase of such Receivable and Related Rights by the Seller from such Originator.
SECTION 1.3Consideration for Purchases. On the terms and subject to the conditions set forth in this Agreement, the Buyer agrees to make Purchase Price payments to the Seller and to reflect all capital contributions in accordance with Article III.
SECTION 1.4Purchase and Sale Termination Date. The “Purchase and Sale Termination Date” shall be the earlier to occur of (a) the date the Purchase Facility is terminated pursuant to Section 8.2 and (b) the Final Payout Date.
SECTION 1.5Intention of the Parties. It is the express intent of the Seller and the Buyer that each conveyance by the Seller to the Buyer pursuant to this Agreement of any Receivables and Related Rights, including, without limitation, all Receivables, if any, constituting “general intangibles” (as defined in the UCC), and all Related Rights be construed as a valid and perfected sale (or contribution) and absolute assignment (without recourse except as provided herein) of such Receivables and Related Rights by the Seller to the Buyer (rather than the grant of a security interest to secure a debt or other obligation of the Seller) and that the right, title and interest in and to such Receivables and Related Rights conveyed to the Buyer be prior to the rights of and enforceable against all other Persons at any time, including, without limitation, lien creditors, secured lenders, purchasers and any Person claiming through the Seller. However, if, contrary to the mutual intent of the parties, any conveyance of Receivables, including, without limitation, any Receivables constituting general intangibles, as defined in the UCC, and all Related Rights, is not construed to be both a valid and perfected sale (or contribution) and absolute assignment of such Receivables and Related Rights, and a conveyance of such Receivables and Related Rights that is prior to the rights of and enforceable against all other Persons at any time, including, without limitation, lien creditors, secured lenders, purchasers and any Person claiming through the Seller, then, it is the intent of the Seller and the Buyer that (i) this Agreement also shall be deemed to be, and hereby is, a security agreement within the meaning of the UCC; and (ii) the Seller shall be deemed to have granted to the Buyer as of the date of this Agreement, and the Seller hereby grants to the Buyer, a security interest in, to and under, all of the Seller’s right, title and interest in and to the Receivables and the Related Rights transferred or purported to be transferred hereunder, whether now existing or hereafter created by the Seller, which security interest shall secure the obligations of the Seller under this Agreement.
ARTICLE II
PURCHASE REPORT; CALCULATION OF PURCHASE PRICE
SECTION 2.1Purchase Report. On the Initial Funding Date and on each date when an Information Package or Interim Report is due to be delivered under the Receivables Financing Agreement (each such date, a “Purchase Report Date”), the Servicer shall deliver to the Buyer, the Seller and each Originator a report in substantially the form of Exhibit A (each such report being herein called a “Purchase Report”) setting forth, among other things:
(a)the Purchase Price of all Receivables purchased by the Seller from each Originator and correspondingly by the Buyer from the Seller (or contributed to the capital of the Buyer by the Seller) as of the Cut-Off Date (in the case of the Purchase Report to be delivered on the Initial Funding Date);
(b)the Purchase Price of all Receivables purchased by the Seller from each Originator and correspondingly by the Buyer from the Seller (or contributed to the capital of the Buyer by the Seller) during the calendar month, week or day, as applicable, immediately preceding such Purchase Report Date (in the case of each subsequent Purchase Report); and
(c)the calculations of reductions of the Purchase Price for any Receivables as provided in Sections 3.3(a) and (b).
SECTION 2.2Calculation of Purchase Price. The “Purchase Price” to be paid to the Seller (and/or credited as a capital contribution by the Seller) on any Payment Date in accordance with the terms of Article III for each Receivable that is purchased hereunder from the Seller (and/or contributed by the Seller) shall be (i) determined in accordance with the following formula and (ii) subject to the reductions as provided in Sections 3.3(a) and (b):

PP	=	OB x FMVD
where:
PP	=	The Purchase Price for each Receivable as calculated on the relevant Payment Date (or, for the Initial Funding Date, on the Cut-Off Date).
OB	=	The Outstanding Balance of such Receivable on the relevant Payment Date (or, for the Initial Funding Date, on the Cut-Off Date).
FMVD	=
Fair Market Value Discount, as measured on such Payment Date, which is equal to a percentage calculated to provide the Buyer with a reasonable return on its investment in such Receivable after taking account of (i) the time value of money based upon the anticipated dates of collection of such Receivable and the cost to the Buyer of financing its investment in such Receivable during such period and (ii) the risk of nonpayment by the applicable Obligor. The Seller and the Buyer may agree from time to time to change the Fair Market Value Discount based on changes in one or more of the items affecting the calculation thereof; provided that any change to the Fair Market Value Discount shall take effect as of the first day of a calendar month, shall apply only prospectively and shall not affect the Purchase Price payment in respect of Receivables which came into existence during any calendar month ending prior to the calendar month during which the Seller and the Buyer agree to make such change.

“Payment Date” means (i) the Initial Funding Date and (ii) each Business Day thereafter that the Seller is open for business.
ARTICLE III
PAYMENT OF PURCHASE PRICE
SECTION 3.1Initial Purchase Price Payment. On the terms and subject to the conditions set forth in this Agreement, the Buyer agrees to pay to the Seller the Purchase Price for the purchase and/or contribution of Receivables and Related Rights to be made from or by the Seller on the Initial Funding Date (i) to the extent the Buyer has cash available therefor, partially in cash (in an amount to be agreed between the Buyer and the Seller and set forth in the initial Purchase Report) and (ii) the remainder by accepting a contribution to its capital.
SECTION 3.2Subsequent Purchase Price Payments. On each Payment Date subsequent to the Initial Funding Date, on the terms and subject to the conditions set forth in this Agreement, the Buyer shall be deemed to have paid to the Seller the Purchase Price for all Receivables and the Related Rights generated by the Originators and purchased by the Seller on such Payment Date (i) first, in cash to the extent the Buyer has cash available therefor and such payment is not prohibited under the Receivables Financing Agreement (in an amount to be agreed between the Buyer and the Seller and set forth in each subsequent Purchase Report), and (ii) second, to the extent any portion of the Purchase Price remains unpaid after such cash payment, by accepting a contribution to its capital in an amount equal to such unpaid portion; provided, that such cash payment or recording of such capital contribution may be made by the Buyer on the subsequent Settlement Date after each such Payment Date.
SECTION 3.3Settlement as to Specific Receivables and Dilution.
(a)    If, (i) on the day of purchase or contribution of any Receivable from the Seller hereunder, any of the representations or warranties set forth in Sections 5.8, 5.11, 5.13, 5.14, 5.20, 5.22, 5.23 and 5.24 are not true with respect to such Receivable, or (ii) as a result of any action or inaction (other than solely as a result of the failure to collect or delay in collecting any portion of such Receivable due to the filing of or a discharge in a bankruptcy or similar insolvency proceeding, financial inability or other credit related reasons with respect to the relevant Obligor) of the Seller, on any subsequent day, any of such representations or warranties set forth in Sections 5.8, 5.11, 5.13, 5.14, 5.20, 5.22, 5.23 and 5.24 is no longer true with respect to such Receivable, then the Purchase Price with respect to such Receivable shall be reduced by an amount equal to the Outstanding Balance of such Receivable and shall be accounted to the Seller as provided in clause (c) below; provided, that if the Buyer thereafter receives payment on account of Collections due with respect to such Receivable, the Buyer promptly shall deliver or credit such funds to the Seller.
(b)    If, on any day, the Outstanding Balance of any Receivable purchased or contributed hereunder is reduced or adjusted as a result of any defective, rejected, returned, repossessed or foreclosed goods or services, or any revision, cancellation, allowance, rebate, credit memo, discount or other adjustment made by the Seller, any Originator, the Servicer, or any Affiliate of the Servicer, or any setoff, counterclaim or dispute between or among the Seller or any Affiliate of the Seller, an Originator or any Affiliate of an Originator, or the Servicer or any Affiliate of the Servicer, and an Obligor (other than, in each case in this clause (b), solely as a result of the failure to collect or delay in collecting any portion of such Receivable due to the filing of or a discharge in a bankruptcy or similar insolvency proceeding, financial inability or other credit related reasons with respect to the relevant Obligor), then the Purchase Price with respect to such Receivable shall be reduced by the amount of such net reduction or adjustment and shall be accounted to Seller as provided in clause (c) below.
(c)    Subject to clause (d) below, any reduction in the Purchase Price of any Receivable pursuant to clause (a) or (b) above shall be applied as a credit for the account of the

Buyer against the Purchase Price of Receivables subsequently purchased by the Buyer from the Seller hereunder; provided, however if as of any Settlement Date there have been insufficiently large purchases of Receivables from the Seller to create a Purchase Price sufficient to so apply such aggregate credits against, then on such Settlement Date the aggregate amount of such excess credits shall be paid in cash to the Buyer by the Seller.
(d) At any time (i) at and following the request of the Buyer (either with respect to any specific payment or all such payments), (ii)  when an Event of Default or an Unmatured Event of Default exists under the Receivables Financing Agreement, (iii) when the Aggregate Capital exceeds the Borrowing Base at such time under the Receivables Financing Agreement or (iv) on or after the Purchase and Sale Termination Date or the Termination Date, the amount of any such credit described in clause (c) shall be paid by the Seller to the Buyer by deposit in immediately available funds into a Collection Account for application by the Servicer to the same extent as if Collections of the applicable Receivable in such amount had actually been received on such date.
SECTION 3.4Reconveyance of Receivables. In the event that the Seller has paid to the Buyer the full Outstanding Balance of any Receivable pursuant to Section 3.3, the Buyer shall reconvey such Receivable to the Seller, without representation or warranty, but free and clear of all liens, security interests, charges, and encumbrances created by the Buyer.
ARTICLE IV
CONDITIONS OF PURCHASES
SECTION 4.1Conditions Precedent to the Closing Date. The Closing Date hereunder is subject to the condition precedent that the Buyer and the Administrative Agent (as the Buyer’s assignee) shall have received, on or before the Closing Date, the following, each (unless otherwise indicated) dated as of the Closing Date, and each in form and substance reasonably satisfactory to the Buyer and the Administrative Agent (as the Buyer’s assignee):
(a)A copy of the resolutions or written consent of the board of directors or managers or other equivalent governing body of the Seller approving this Agreement and the other Transaction Documents to be executed and delivered by it and the transactions contemplated thereby, certified by the Secretary or Assistant Secretary (or equivalent) of the Seller;
(b)Good standing certificates, or an equivalent certificate, for the Seller issued as of a recent date reasonably acceptable to the Buyer and the Administrative Agent (as the Buyer’s assignee) by the Secretary of State, or other equivalent authority, of the jurisdiction of the Seller’s organization;
(c)A certificate of the Secretary or Assistant Secretary (or equivalent) of the Seller certifying the names and true signatures of the officers authorized on such Person’s behalf to sign this Agreement and the other Transaction Documents to be executed and delivered by it (on which certificate the Servicer, the Buyer and the Administrative Agent (as the Buyer’s assignee) may conclusively rely until such time as the Servicer, the Buyer and the Administrative

Agent (as the Buyer’s assignee) shall receive from such Person a revised certificate meeting the requirements of this clause (c));
(d)The certificate or articles of incorporation, certificate of formation or other organizational document of the Seller (including all amendments and modifications thereto) duly certified by the Secretary of State, or other equivalent authority, of the jurisdiction of the Seller’s organization as of a recent date, together with a copy of the by-laws, limited liability company agreement, or equivalent governing document of the Seller (including all amendments and modifications thereto), each duly certified by the Secretary or an Assistant Secretary (or equivalent) of the Seller;
(e)The forms of financing statements (Form UCC-1) that name the Seller as the debtor/seller and the Buyer as the buyer/assignee of the Receivables sold or contributed by the Seller as may be necessary or, in the Buyer’s reasonable opinion, desirable under the UCC of all appropriate jurisdictions to perfect the Buyer’s ownership interest in all Receivables and Related Rights (including, without limitation, Related Security) in which an ownership or security interest has been assigned to the Buyer hereunder;
(f)Written lien search results listing all effective financing statements that name the Seller as debtor or seller and that are filed in the Seller’s jurisdiction of organization, together with copies of such financing statements (none of which, except for those described in the foregoing clause (e) (and/or released or terminated, as the case may be, on or prior to the Initial Funding Date), shall cover any Receivable or any Related Rights which are to be sold or contributed to the Buyer hereunder), and tax and judgment lien search results showing no evidence of such liens filed against the Seller;
(g)Favorable opinions of counsel to the Seller, in form and substance reasonably satisfactory to the Buyer, the Administrative Agent (as the Buyer’s assignee), and each Group Agent;
(h)[Reserved]; and
(i)Evidence of (i) the execution and delivery by the Seller and the Buyer of this Agreement and each of the other Transaction Documents to be executed and delivered in connection herewith; and (ii) that each of the conditions precedent to the execution, delivery and effectiveness of such other Transaction Documents has been satisfied to the Buyer’s and the Administrative Agent’s (as the Buyer’s assignee) satisfaction.
SECTION 4.2Certification as to Representations and Warranties. The Seller, by accepting the Purchase Price related to each purchase or acceptance of Receivables sold or contributed by the Seller hereunder, shall be deemed to have certified that the representations and warranties of the Seller contained in Article V, as from time to time amended in accordance with the terms hereof, are true and correct in all material respects (unless such representation or warranty contains a materiality qualification and, in such case, such representation or warranty shall be true and correct as made) on and as of the date of such purchase or contribution, with the same effect as though made on and as of such date (except for representations and warranties which apply to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (unless such representation or warranty contains a materiality qualification and, in such case, such representation or warranty shall be true and correct as made) as of such earlier date).
ARTICLE V
REPRESENTATIONS AND WARRANTIES OF THE SELLER
In order to induce the Buyer to enter into this Agreement and to make purchases or accept contributions hereunder, the Seller hereby makes with respect to itself the representations and warranties set forth in this Article V.
SECTION 5.1Existence and Power. The Seller is a corporation, limited liability company or limited partnership, as applicable. The Seller is (i) duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization or formation, (ii) and has full power and authority under its organizational documents and under the laws of the jurisdiction of its organization or formation to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted and (iii) is duly qualified to do business, is in good standing as a foreign entity (if applicable), and has obtained all necessary licenses and approvals in all jurisdictions (if any) in which the conduct of its business requires such qualification, licenses or approvals, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.
SECTION 5.2Power and Authority; Due Authorization. The Seller (i) has all necessary limited liability company or corporate, as applicable, power and authority to (A) execute and deliver this Agreement and the other Transaction Documents to which it is a party, (B) perform its obligations under this Agreement and the other Transaction Documents to which it is a party and (C) sell, contribute or grant a security interest in the Receivables and the Related Rights to the Buyer on the terms and subject to the conditions herein provided, and (ii) has duly authorized by all necessary limited liability company or corporate, as applicable, action such sale, contribution or grant and the execution, delivery and performance of, and the consummation of the transactions provided for in, this Agreement and the other Transaction Documents to which it is a party.
SECTION 5.3Binding Obligations. This Agreement and each of the other Transaction Documents to which the Seller is a party constitutes the legal, valid and binding obligations of the Seller, enforceable against the Seller in accordance with their respective terms, except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) as such enforceability may be limited by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.
SECTION 5.4No Violation. The execution, delivery and performance of, and the consummation of the transactions contemplated by, this Agreement and the other Transaction Documents to which the Seller is a party, and the fulfillment of the terms hereof and thereof, will not (i) conflict with, result in any breach of any of the terms or provisions of, or constitute

(with or without notice or lapse of time or both) a default under its organizational documents or any indenture, sale agreement, credit agreement, loan agreement, security agreement, mortgage, deed of trust, or other material agreement or instrument to which the Seller is a party or by which it or any of its properties is bound, (ii) result in the creation or imposition of any Adverse Claim upon any of its properties pursuant to the terms of any such indenture, credit agreement, loan agreement, security agreement, mortgage, deed of trust, or other agreement or instrument other than this Agreement and the other Transaction Documents or (iii) conflict with or violate any Applicable Law, except in each case to the extent that any such conflict, breach, default, Adverse Claim or violation could not reasonably be expected to have a Material Adverse Effect.
SECTION 5.5Litigation and Other Proceedings. (i) There is no action, suit, proceeding or investigation pending, or to the Seller’s knowledge threatened, against the Seller before any Governmental Authority and (ii) the Seller is not subject to any order, judgment, decree, injunction, stipulation or consent order of or with any Governmental Authority that, in the case of either of the foregoing clauses (i) and (ii), (A) asserts the invalidity of this Agreement or any other Transaction Document, (B) seeks to prevent the grant of a security interest in any Receivables or Related Rights transferred by the Seller to the Buyer, the ownership or acquisition by the Buyer of any Receivables or Related Rights or the consummation of any of the transactions contemplated by this Agreement or any other Transaction Document, (C) seeks any determination or ruling that could materially and adversely affect the performance by the Seller of its obligations under, or the validity or enforceability of, this Agreement or any other Transaction Document or (D) individually or in the aggregate for all such actions, suits, proceedings and investigations could reasonably be expected to have a Material Adverse Effect. All material pending litigation against the Seller is disclosed in its public filings with the Securities Exchange Commission.
SECTION 5.6Governmental Approvals. Except where the failure to obtain or make such authorization, consent, order, approval or action could not reasonably be expected to have a Material Adverse Effect, all authorizations, consents, orders and approvals of, or other actions by, any Governmental Authority that are required to be obtained by the Seller in connection with the sale, contribution or grant of a security interest in the Receivables or Related Rights to the Buyer hereunder or the due execution, delivery and performance by the Seller of this Agreement or any other Transaction Document to which it is a party and the consummation by the Seller of the transactions contemplated by this Agreement and the other Transaction Documents to which it is a party have been obtained or made and are in full force and effect.
SECTION 5.7Margin Regulations. The Seller is not engaged, principally or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meanings of Regulations T, U and X of the Board of Governors of the Federal Reserve System).
SECTION 5.8Valid Sale. Each sale or contribution of Receivables and the Related Rights made by the Seller pursuant to this Agreement shall constitute a valid sale or contribution, transfer and assignment of Receivables and Related Rights to the Buyer, enforceable against creditors of, and purchasers from, the Seller, except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) as such enforceability may be limited by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.
SECTION 5.9Names and Location. Except as described in Schedule III, the Seller has not used any company or corporate names, trade names or assumed names since the date occurring five calendar years prior to the Closing Date other than its name set forth on the signature pages hereto. The Seller is “located” (as such term is defined in the applicable UCC) in the jurisdiction specified in Schedule I and since the date occurring five calendar years prior to the Closing Date, has not been “located” (as such term is defined in the applicable UCC) in any other jurisdiction (except as specified in Schedule I). The office(s) where the Seller keeps its records concerning the Receivables is at the address(es) set forth on Schedule II.
SECTION 5.10No Material Adverse Effect. Since December 31, 2021, there has been no Material Adverse Effect with respect to the Seller.
SECTION 5.11Accuracy of Information. All certificates, reports, financial statements, documents and other information furnished to the Buyer, the Administrative Agent or any other Credit Party in writing by or on behalf of the Seller pursuant to any provision of this Agreement or any other Transaction Document, or in connection with or pursuant to any amendment or modification of, or waiver under, this Agreement or any other Transaction Document, is, at the time the same are so furnished, complete and correct in all material respects on the date the same are furnished to the Buyer, the Administrative Agent or such other Credit Party, and does not contain any untrue statement of a material fact or omit to state a material fact or any fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading; provided, that, with respect to projected business plans, forecasts and other projected financial information, the Seller represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time, which assumptions were fair in light of the conditions existing at the time of delivery of such forecasts, and represented, at the time of delivery, the Seller’s reasonable estimate of its plans, forecasts or projections, as applicable, based on the information available at the time (it being acknowledged that actual results may vary, and such variations may be material).
SECTION 5.12Compliance with Law. The Seller has complied in all material respects with all Applicable Laws to which it may be subject.
SECTION 5.13Eligible Receivables. Each Receivable sold, contributed, transferred or assigned hereunder is an Eligible Receivable on the date of such sale, contribution, transfer or assignment, unless otherwise specified in the first Information Package or Interim Report that includes such Receivable.
SECTION 5.14Credit and Collection Policy. The Seller has complied in all material respects with the Credit and Collection Policy with regard to each Receivable sold or contributed by it hereunder and the related Contracts.

SECTION 5.15Investment Company Act. The Seller is not an “investment company,” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act.
SECTION 5.16Anti-Money Laundering/International Trade Law Compliance.
(a) Sanctions and other Anti-Terrorism Laws. No: (x) Covered Entity, nor any employees, officers, directors, affiliates, consultants, brokers, or agents acting on a Covered Entity’s behalf in connection with this Agreement: (i) is a Sanctioned Person; (ii) directly, or indirectly to the Covered Entity's knowledge, through any third party, is engaged in any transactions or other dealings with or for the benefit of any Sanctioned Person or Sanctioned Jurisdiction, or any transactions or other dealings that otherwise are prohibited by any Anti-Terrorism Laws; (y) Receivables nor Related Rights are Embargoed Property.
(b) Anti-Corruption Laws. Each Covered Entity has (i) conducted its business in compliance with all Anti-Corruption Laws and (ii) has instituted and maintains policies and procedures reasonably designed to promote compliance with such Laws.
SECTION 5.17Financial Condition.
(a)The audited consolidated balance sheets of the Seller and its consolidated Subsidiaries as of December 31, 2021, and the related audited statements of income and shareholders’ equity of the Seller and its consolidated Subsidiaries for the fiscal year then ended, copies of which have been furnished to the Administrative Agent and the Group Agents, present fairly in all material respects the consolidated financial position of the Seller and its consolidated Subsidiaries for the period ended on such date, all in accordance with GAAP.
(b)On the date hereof, and on the date of each purchase or contribution hereunder (both before and after giving effect to such purchase or contribution), the Seller is, and will be on such date, Solvent and no Insolvency Proceeding with respect to the Seller is, or will be on such date, pending.
SECTION 5.18Taxes. The Seller has (i) timely filed or caused to be filed all tax returns (federal, state and local) required to be filed by it and (ii) paid, or caused to be paid, all taxes, assessments and other governmental charges levied or imposed upon it or its properties, income or assets otherwise due and payable, if any, other than (a) taxes, assessments and other governmental charges being contested in good faith by appropriate proceedings, (b) as to which adequate reserves have been provided in accordance with GAAP or (c) to the extent that failure to do so could not reasonably be expected to result in a Material Adverse Effect.
SECTION 5.19Bulk Sales Act. No transaction contemplated by this Agreement requires compliance by it with any bulk sales act or similar law.
SECTION 5.20No Fraudulent Conveyance. No sale, contribution or transfer hereunder constitutes a fraudulent transfer or conveyance under any United States federal or applicable state bankruptcy or insolvency laws or is otherwise void or voidable under such laws or similar laws or principles or for any other reason.
SECTION 5.21Ordinary Course of Business. If notwithstanding the intention of the parties hereto, the transactions are characterized as loans and not sales or contributions, the Seller represents and warrants as to itself that each remittance of Collections by or on behalf of the Seller to the Buyer under this Agreement will have been (i) in payment of a debt incurred by the Seller in the ordinary course of business or financial affairs of the Seller and (ii) made in the ordinary course of business or financial affairs of the Seller.
SECTION 5.22Good Title Perfection.
(a)Immediately preceding its sale or contribution of each Receivable hereunder, the Seller was the owner of such Receivable sold or purported to be sold or contributed or purported to be contributed, free and clear of any Adverse Claims, and each such sale or contribution hereunder constitutes a valid sale or contribution, transfer and assignment of all of the Seller’s right, title and interest in, to and under the Receivables sold or contributed by it, free and clear of any Adverse Claims.
(b)On or before the Closing Date and before the sale or contribution by the Seller of any new Receivable to be sold, contributed or otherwise conveyed hereunder, all financing statements and other documents, if any, required to be recorded or filed in order to perfect and protect the Buyer’s ownership interest in Receivables to be sold, contributed or otherwise conveyed hereunder against all creditors of and purchasers from the Seller will have been duly filed in each filing office necessary for such purpose, and all filing fees and taxes, if any, payable in connection with such filings shall have been paid in full.
(c)Upon the sale or contribution of each new Receivable sold, contributed or otherwise conveyed or purported to be conveyed hereunder and on the Initial Funding Date for then existing Receivables purchased by the Seller from the Originators and sold or contributed hereunder, the Buyer shall have a valid and perfected first priority ownership or security interest in each Receivable sold or contributed to it hereunder, free and clear of any Adverse Claim.
SECTION 5.23Perfection Representations.
(a)    This Agreement creates a valid and continuing ownership or security interest (as defined in the applicable UCC) in the Seller’s right, title and interest in, to and under the Receivables and Related Rights transferred hereunder which (A) ownership or security interest has been perfected and is enforceable against creditors of and purchasers from the Seller and (B) will be free of all Adverse Claims in such Receivables and Related Rights.
(b)    The Receivables transferred hereunder constitute “accounts” or “general intangibles” within the meaning of Section 9-102 of the UCC.
(c)    Prior to the sale or contribution of, or grant of security interest in, the Receivables and Related Rights transferred hereunder, the Seller owned and had good and marketable title to such Receivables and Related Rights free and clear of any Adverse Claim of any Person.
(d)    All appropriate financing statements, financing statement amendments and continuation statements have been filed in the proper filing office in the appropriate jurisdictions under Applicable Law in order to perfect (and continue the perfection of) the sale or contribution of and/or grant of a security interest in the Receivables and Related Rights from the Seller to the Buyer pursuant to this Agreement.
(e)    Other than the ownership or security interest granted to the Buyer pursuant to this Agreement, the Seller has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Receivables or Related Rights transferred hereunder except as permitted by this Agreement and the other Transaction Documents. The Seller has not authorized the filing of and is not aware of any financing statements filed against the Seller that include a description of collateral covering the Receivables or Related Rights transferred hereunder other than any financing statement (i) in favor of the Administrative Agent, (ii) that has been terminated or amended to reflect the release of any security interest in such Receivables and Related Rights or (iii) which, in respect of any Receivables or Related Rights covered under such financing statement or other lien filing, such Receivables or Related Rights have been or will be, upon the sale or contribution of such Receivables or Related Rights pursuant to this Agreement or the Transaction Documents, released under the governing documents establishing the lien or security interest described by such financing statement or other lien filing. The Seller is not aware of any judgment lien, ERISA lien or tax lien filings against the Seller.
(f)    Notwithstanding any other provision of this Agreement or any other Transaction Document, the representations contained in this Section 5.23 shall be continuing and remain in full force and effect until the Final Payout Date.
SECTION 5.24Enforceability of Contracts. Each Contract related to any Receivable sold or contributed by the Seller hereunder is effective to create, and has created, a legal, valid and binding obligation of the related Obligor to pay the outstanding balance of such Receivable, enforceable against the Obligor in accordance with its terms, except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) as such enforceability may be limited by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law, without being subject to any defense, deduction, offset or counterclaim and the applicable Originator has fully performed its obligations under such Contract.
SECTION 5.25Opinions. The facts regarding the Originators, the Seller, the Receivables sold or contributed by it hereunder, the Related Rights and the related matters set forth or assumed in each of the opinions of counsel delivered in connection with this Agreement and the Transaction Documents are true and correct in all material respects.
SECTION 5.26Other Transaction Documents. Each representation and warranty made by the Seller under each other Transaction Document to which it is a party is true and correct in all material respects (or if already qualified by materiality or Material Adverse Effect, in all respects) as of the date when made.
SECTION 5.27Reaffirmation of Representations and Warranties by Seller. On each day that a new Receivable is sold or contributed to the Buyer hereunder, the Seller shall be deemed to have certified that all representations and warranties of the Seller hereunder are true and correct in all material respects (or if already qualified by materiality or Material Adverse Effect, in all respects) on and as of such day as though made on and as of such day, except for representations and warranties which apply as to an earlier date (in which case such representations and warranties shall be true and correct in all material respects (or if already qualified by materiality or Material Adverse Effect, in all respects) as of such earlier date).
SECTION 5.28Healthcare Matters. Except where the failure to comply with any applicable Health Care Law could not reasonably be expected to have a Material Adverse Effect, the Seller and each of its Subsidiaries is, and at all times since the date hereof has been, in compliance with all Health Care Laws applicable to it, its assets, business or operations. No circumstance exists or event has occurred with respect to a violation of any Health Care Law that could reasonably be expected to have a Material Adverse Effect. Neither the Seller nor any Subsidiary thereof has received any notice of communication from any Governmental Authority alleging noncompliance with any applicable Health Care Law that could reasonably be expected to have a Material Adverse Effect. For the avoidance of doubt, no notice or any information provided by any Governmental Authority pursuant to this clause shall need to be provided to the Administrative Agent or any of the Lenders if such action would be prohibited by Applicable Law.
SECTION 5.29ERISA.
(i)    None of the following events or conditions has occurred: (a) a Reportable Event; (b) the adoption of an amendment to a Pension Plan that would require the provision of security pursuant to Section 401(a)(29) of the Code; (c) the existence with respect to any Multiemployer Plan of an “accumulated funding deficiency” (as defined in Section 431 of the Code or Section 304 of ERISA), whether or not waived; (d) the failure to satisfy the minimum funding standard under Section 412 of the Code or Section 302 of ERISA with respect to any Pension Plan (e) the incurrence of any liability under Title IV of ERISA with respect to the termination of any Pension Plan or the withdrawal or partial withdrawal of the Seller or any of its ERISA Affiliates from any Multiemployer Plan; (f) the receipt by the Seller or any of its ERISA Affiliates from the PBGC or any plan administrator of any notice relating to the intention to terminate any Pension Plan or Multiemployer Plan or to appoint a trustee to administer any Pension Plan or Multiemployer Plan; (g) the receipt by the Seller or any of its ERISA Affiliates of any notice concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent, within the meaning of Title IV of ERISA; (h) the occurrence of a nonexempt prohibited transaction with respect to the Seller or its ERISA Affiliates (pursuant to Section 4975 of the Code); or (i) the occurrence or existence of any other similar event or condition with respect to a Pension Plan or a Multiemployer Plan, with respect to each of clause

(a) through (h), either individually or in the aggregate, that could reasonably be expected to result in a Material Adverse Effect.
(ii)    Each of the Seller and its ERISA Affiliates is in compliance (i) with all applicable provisions of law and all applicable regulations and published interpretations thereunder with respect to any defined benefit plan (within the meaning of Section 3(35) of ERISA) governed by the laws of a jurisdiction other than the United States and (ii) with the terms of any such plan, except, in each case, for such noncompliance that would not reasonably be expected to have a Material Adverse Effect.
ARTICLE VI
COVENANTS OF THE SELLER
SECTION 6.1Covenants of the Seller.
At all times from the Closing Date until the Final Payout Date, the Seller will, unless the Administrative Agent, the Majority Group Agents, and the Buyer shall otherwise consent in writing, perform the following covenants:
(a)Existence. The Seller will preserve and maintain its legal existence, rights, franchises, qualifications and privileges except where the failure to preserve and maintain such existence, rights, franchises, qualifications and privileges could not reasonably be expected to result in a Material Adverse Effect.
(b)Financial Reporting. The Seller will maintain a system of accounting established and administered in accordance with GAAP, and the Seller shall furnish to the Buyer, the Administrative Agent and each Group Agent such information regarding the operations, business affairs and financial condition of the Seller as the Buyer, the Administrative Agent or any Group Agent may from time to time reasonably request, including any information available to the Seller as the Buyer, the Administrative Agent or any Group Agent may from time to time reasonably request.
(c)Notices. The Seller will notify the Buyer, the Administrative Agent and each Group Agent in writing of any of the following events promptly upon (but in no event later than two (2) Business Days after (other than with respect to clause (v) below)) a Financial Officer or other officer of the Seller learning of the occurrence thereof:
(i)Notice of Purchase and Sale Termination Events, Unmatured Purchase and Sale Termination Events, Events of Default or Unmatured Events of Default. A statement of a Financial Officer of the Seller setting forth details of any Purchase and Sale Termination Event (as defined in Section 8.1), Unmatured Purchase and Sale Termination Event (as defined in Section 8.1), Event of Default or Unmatured Event of Default that has occurred and is continuing and the action which the applicable the Seller has taken or proposes to take with respect thereto.

(ii)Representations and Warranties. The failure of any representation or warranty made or deemed to be made by the Seller under this Agreement or any other Transaction Document to be true and correct in any material respect (or if already qualified by materiality or Material Adverse Effect, in all respects) when made or deemed made.
(iii)Litigation. The commencement of any litigation, arbitration proceeding or governmental proceeding with respect to the Seller which could reasonably be expected to have a Material Adverse Effect.
(iv)Adverse Claim. (A) Any Person shall obtain an Adverse Claim upon the Receivables or Related Rights transferred hereunder or any material portion thereof, (B) any Person other than the Buyer, the Servicer or the Administrative Agent shall obtain any rights or direct any action with respect to any Collection Account (or related Lock-Box) or (C) any Obligor shall receive any change in payment instructions with respect to Receivable(s) from a Person other than the Buyer, the Seller at the request of the Buyer, or the Servicer or the Administrative Agent.
(v)Name Changes. At least thirty (30) days before any change in any Originator’s or the Seller’s name, jurisdiction of organization or any other change requiring the amendment of UCC financing statements, a notice setting forth such changes and the effective date thereof.
(vi)Change in Accountants or Accounting Policy. Any change in (i) the external accountants of the Seller or (ii) any material accounting policy of the Seller that is relevant to the transactions contemplated by this Agreement or any other Transaction Document (it being understood that any change to the manner in which the Seller accounts for the Receivables shall be deemed “material” for such purpose).
(vii)Material Adverse Effect. Any Material Adverse Effect with respect to the Seller.
(d)Conduct of Business. The Seller will carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted, and will do all things necessary to remain duly organized, validly existing and in good standing as a domestic organization in its jurisdiction of organization and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted if the failure to have such authority could reasonably be expected to have a Material Adverse Effect.
(e)Compliance with Laws. The Seller will comply with all Applicable Laws to which it may be subject if the failure to comply could reasonably be expected to have a Material Adverse Effect.
(f)Furnishing of Information and Inspection of Receivables. The Seller will furnish or cause to be furnished to the Buyer, the Administrative Agent and each Group Agent from time to time such information with respect to the Receivables and Related Rights transferred hereunder as the Buyer, the Administrative Agent, any Group Agent or any Lender may reasonably request. The Seller will, at the Seller’s expense, during regular business hours with reasonable prior written notice (i) permit the Buyer, the Administrative Agent and each Group Agent or their respective agents or representatives to (A) examine and make copies of and abstracts from all books and records relating to the Pool Receivables or Related Rights, (B) visit the offices and properties of the Seller for the purpose of examining such books and records and (C) discuss matters relating to the Pool Receivables, the Related Rights or the Seller’s performance hereunder or under the other Transaction Documents to which it is a party with any of the officers, directors, employees or independent public accountants of the Seller having knowledge of such matters and (ii) without limiting the provisions of clause (i) above, during regular business hours, at the Seller’s expense, upon reasonable prior written notice from the Buyer or the Administrative Agent, permit certified public accountants or other auditors acceptable to the Buyer or the Administrative Agent to conduct a review of its books and records with respect to such Pool Receivables and Related Rights; provided, that the Seller shall be required to reimburse the Buyer, the Administrative Agent or any Group Agent for only one (1) such review pursuant to clause (ii) above in any twelve-month period, unless an Event of Default has occurred and is continuing.
(g)Payments on Receivables, Collection Accounts. The Seller will or will cause the Originators to, on and after the Initial Funding Date, instruct all Obligors to deliver payments on the Pool Receivables to a Collection Account or a Lock-Box. The Seller will or will cause the Originators to, at all times, maintain such books and records necessary to identify Collections received from time to time on Pool Receivables and to segregate such Collections from other property of the Seller and the Originators. If any payments on the Pool Receivables or other Collections are received by an Originator, the Seller or the Servicer, it shall hold such payments in trust for the benefit of the Administrative Agent, the Group Agents, the Lenders and the other Secured Parties and promptly (but in any event within two (2) Business Days after receipt) remit such funds into a Collection Account. At all times after the Closing Date, the Seller shall not permit funds other than Collections on Pool Receivables and Related Rights to be deposited into any Collection Account. If such funds are nevertheless deposited into any Collection Account, the Seller will or will cause the Originators to, within two (2) Business Days, identify and transfer such funds to the appropriate Person entitled to such funds. The Seller will not, and will not permit any other Person to, commingle Collections or other funds to which the Buyer, the Administrative Agent, any Group Agent or any other Secured Party is entitled with any other funds. The Seller shall only add a Collection Account (or a related Lock-Box) or a Collection Account Bank to those listed on Schedule II to the Receivables Financing Agreement, if the Administrative Agent has received notice of such addition and an executed and acknowledged copy of an Account Control Agreement (or an amendment thereto) in form and substance reasonably acceptable to the Administrative Agent from the applicable Collection Account Bank. The Seller shall only terminate a Collection Account Bank or close a Collection Account (or a related Lock-Box) with the prior written consent of the Administrative Agent. The Seller shall ensure that no disbursements are made from any Collection Account, other than such disbursements that are made at the direction and for the account of the Buyer.

(h)Sales, Liens, etc. Except as otherwise provided herein, the Seller will not sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim upon (including, without limitation, the filing of any financing statement) or with respect to, any Pool Receivable or Related Rights, or assign any right to receive income in respect thereof.
(i)Extension or Amendment of Pool Receivables. Except as otherwise permitted in Section 9.02 of the Receivables Financing Agreement, the Seller will not, or will not permit the Servicer to, alter the delinquency status or adjust the Outstanding Balance or otherwise modify the terms of any Pool Receivable in any material respect, or amend, modify or waive, in any material respect, any term or condition of any related Contract that affects or could affect any Pool Receivable. The Seller shall at its expense, cause each Originator to timely and fully perform and comply in all material respects with all provisions, covenants and other promises required to be observed by it under the Contracts related to the Pool Receivables, and timely and fully comply with the Credit and Collection Policy with regard to each Pool Receivable and the related Contract.
(j)Change in Credit and Collection Policy. The Seller will not make any material change in the Credit and Collection Policy, without the prior written consent of the Administrative Agent. Promptly following any change in the Credit and Collection Policy, the Seller will deliver a copy of the updated Credit and Collection Policy to the Buyer, the Administrative Agent and each Group Agent.
(k)Fundamental Changes. The Seller shall not make any change in the Seller’s name or location or make any other change in the Seller’s identity or corporate structure that could impair or otherwise render any UCC financing statement filed in connection with this Agreement or any other Transaction Document “seriously misleading” as such term (or similar term) is used in the applicable UCC, in each case, unless the Buyer, the Administrative Agent and each Group Agent have each (A) received at least 30 days’ prior written notice thereof, (B) received such other information and documentation as may reasonably be requested by the Buyer, the Administrative Agent or the Group Agents for purposes of compliance with Applicable Laws, (C) received executed copies of all documents, certificates and opinions (including opinions relating to UCC matters) as the Buyer, the Administrative Agent or the Majority Group Agents shall reasonably request and (D) been reasonably satisfied that all other action to perfect and protect the interests of the Buyer and the Administrative Agent, on behalf of the Secured Parties, in and to the Receivables to be sold or contributed hereunder and the Related Rights, as reasonably requested by the Buyer, the Administrative Agent or the Majority Group Agents shall have been taken by, and at the expense of, the Seller (including the filing of any UCC financing statements, the receipt of certificates and other requested documents from public officials and all such other actions required pursuant to Section 7.3).
(l)Books and Records. The Seller shall maintain and implement (or cause the Servicer to maintain and implement) administrative and operating procedures (including an ability to recreate records evidencing Pool Receivables and related Contracts in the event of the destruction of the originals thereof), and keep and maintain (or cause the Servicer to keep and maintain) all documents, books, records, computer tapes and disks and other information reasonably necessary or advisable for the collection of all Pool Receivables (including records adequate to permit the daily identification of each Pool Receivable and all Collections of and adjustments to each existing Pool Receivable); provided, that the Originators, the Servicer and the Seller shall have until each Settlement Date to reconcile the records of the Pool Receivables and all Collections of and adjustments thereto to account for purchases of Receivables by the Seller from the Originators and correspondingly purchased (or accepted as capital contributions) by the Buyer from the Seller during the most recently completed Fiscal Month.
(m)Security Interest, Etc. The Seller shall (and shall cause the Servicer to), at its expense, take all action necessary or reasonably desirable to establish and maintain a valid and enforceable ownership or security interest in the Pool Receivables, the Related Rights and Collections with respect thereto, and a first priority perfected security interest in such Receivables and the Related Rights, in each case free and clear of any Adverse Claim, in favor of the Buyer, including taking such action to perfect, protect or more fully evidence the security interest of the Buyer as the Buyer may reasonably request. In order to evidence the security interests of the Buyer under this Agreement, the Seller shall, from time to time take such action, or execute and deliver such instruments as may be necessary (including, without limitation, such actions as are reasonably requested by the Buyer to maintain and perfect, as a first-priority interest, the Buyer’s security interest in the Pool Receivables, Related Rights and Collections. The Seller shall, from time to time and within the time limits established by applicable law, prepare and present to the Administrative Agent for the Administrative Agent’s authorization and approval, all financing statements, amendments, continuations or initial financing statements in lieu of a continuation statement, or other filings necessary to continue, maintain and perfect the Buyer’s security interest as a first-priority interest. The Administrative Agent’s approval of such filings shall authorize the Seller to file such financing statements under the UCC without the signature of the Buyer, the Seller or the Administrative Agent where allowed by Applicable Law. Notwithstanding anything else in the Transaction Documents to the contrary, the Seller shall not have any authority to file a termination, partial termination, release, partial release, or any amendment that deletes the name of a debtor or excludes collateral of any such financing statements filed in connection with the Transaction Documents, without the prior written consent of the Buyer and the Administrative Agent.
(n)Further Assurances. (i) The Seller hereby authorizes and hereby agrees from time to time, at its own expense, promptly to execute (if necessary) and deliver all further instruments and documents, and to take all further actions, that may be necessary or desirable, or that the Buyer or the Administrative Agent may reasonably request, to perfect, protect or more fully evidence the transfers made hereunder and the security interest granted pursuant to this Agreement or any other Transaction Document, or to enable the Buyer or the Administrative Agent (on behalf of the Secured Parties) to exercise and enforce their respective rights and remedies under this Agreement and the other Transaction Documents. Without limiting the foregoing, the Seller hereby authorizes, and will, upon the request of the Buyer or the Administrative Agent, at the Seller’s own expense, execute (if necessary) and file such financing statements or continuation statements, or amendments thereto, and such other instruments and documents, that may be necessary or desirable, or that the Buyer or the Administrative Agent may reasonably request, to perfect, protect or evidence any of the foregoing. Upon the occurrence and during the continuance of an Event of Default, the Seller shall take such actions and provide such documentation (and hereby authorizes the Administrative Agent to do the same) as may be requested by the Administrative Agent in order to satisfy the requirements of the Assignment of Claims Act of 1940, and any similar state legislation, with respect to any Receivable the Obligor of which is a United States federal, state or local Governmental Authority.
    (ii) The Seller authorizes the Buyer, the Servicer or the Administrative Agent to file financing statements, continuation statements and amendments thereto and assignments thereof, relating to the Receivables transferred hereunder and the Related Rights, the related Contracts, Collections with respect thereto and the other Collateral without the signature of the Seller. A photocopy or other reproduction of this Agreement shall be sufficient as a financing statement where permitted by law.
(o)Mergers, Acquisitions, Sales, etc. The Seller shall not (i) be a party to any merger, consolidation or other restructuring, except a merger, consolidation or other restructuring where the Buyer, the Administrative Agent and each Group Agent have each (A) received 30 days’ prior notice thereof, (B) received such other information and documentation as may reasonably be requested by the Buyer, the Administrative Agent and each Group Agent for purposes of compliance with Applicable Laws, (C) received executed copies of all documents, certificates and opinions (including opinions relating to bankruptcy, insolvency, and UCC matters) as the Buyer, the Administrative Agent and the Majority Group Agents shall reasonably request and (D) been satisfied that all other action to perfect and protect the interests of the Buyer and the Administrative Agent, on behalf of the Secured Parties, in and to the Receivables to be sold or contributed by it hereunder and the Related Rights, as reasonably requested by the Buyer, the Administrative Agent or the Majority Group Agents shall have been taken by, and at the expense of, the Seller (including the filing of any UCC financing statements, the receipt of certificates and other requested documents from public officials and all such other actions required pursuant to Section 7.3) or (ii) directly or indirectly sell, transfer, assign, convey or lease (A) whether in one or a series of transactions, all or substantially all of its assets or (B) any Receivables or any interest therein (other than pursuant to this Agreement).
(p)Receivables Not to Be Evidenced by Promissory Notes or Chattel Paper. The Seller shall not take any action to cause or permit any Receivable created or acquired by it or originated by an Originator to become evidenced by any “instrument” or “chattel paper” (as defined in the applicable UCC) without the prior written consent of the Buyer, the Administrative Agent and the Majority Group Agents.
(q)Anti-Money Laundering/International Trade Law Compliance.
(i)     The Seller covenants and agrees that (A) it shall promptly notify the Administrative Agent and each of the Lenders in writing upon the occurrence of a Reportable Compliance Event; and (B) if, at any time, any Collateral becomes Embargoed Property, then, in addition to all other rights and remedies available to the

Administrative Agent and each of the Lenders, upon request by the Administrative Agent or any of the Lenders, the Seller shall provide substitute Collateral acceptable to the Lenders that is not Embargoed Property.
(ii)     The Seller shall, and shall require each Covered Entity to conduct its business in compliance with all Anti-Corruption Laws and remain subject to policies and procedures designed to promote compliance with such Laws.
(iii)     The Seller hereby covenants and agrees it will not: (a) become a Sanctioned Person or allow any employees, officers, directors, affiliates, consultants, brokers, or agents acting on its behalf in connection with this Agreement to become a Sanctioned Person; (b) directly, or, knowingly, indirectly through a third party, engage in any transactions or other dealings with or for the benefit of any Sanctioned Person or Sanctioned Jurisdiction, including any use of the proceeds of the facilities to fund any operations in, finance any investments or activities in, or, make any payments to, a Sanctioned Person or Sanctioned Jurisdiction; (c) repay any amounts due hereunder with Embargoed Property or funds derived from any unlawful activity; (d) permit any Collateral to become Embargoed Property; or (e) cause any Lender or Administrative Agent to violate any Anti-Terrorism Law.
(iv)     The Seller hereby covenants and agrees that it will not, and will not permit any its Subsidiaries to directly or, knowingly, indirectly, use the Loans or any proceeds thereof for any purpose which would breach any Anti-Corruption Laws in any jurisdiction in which any Covered Entity conducts business.
(r)Legend. The Seller shall identify (or cause the Servicer to identify) the Pool Receivables in its master data processing records relating to the Pool Receivables and related Contracts, or in the alternative in notes describing the Pool Receivables and related Contracts in both the separate financial statements of the Seller and the consolidated financial statements of the Seller and its Affiliates, in each case with a legend that indicates that the Pool Receivables have been sold or contributed and/or pledged in accordance with the Parent Receivables Purchase Agreement, this Agreement and the Receivables Financing Agreement.
(s)Insurance. The Seller will maintain in effect, at the Seller’s expense, such casualty and liability insurance as the Seller deems appropriate in its good faith business judgment.
(t)Healthcare Matters. The Seller and each of its Subsidiaries will comply in all material respects with all applicable Health Care Laws relating to the operation of such Person’s business. The Seller and each of its Subsidiaries shall maintain a corporate and health care regulatory compliance program (“CCP”) which addresses the requirements of Health Care Laws, including without limitation HIPAA. The Seller and each of its Subsidiaries shall modify such CCPs from time to time, as may be necessary to ensure material compliance with all applicable Health Care Laws. The Seller shall take steps as reasonably necessary to comply with the requirements of all applicable Health Care Laws, including without limitation HIPAA.

(u)Employee Benefit Plans. The Seller shall: (x) maintain, and, if applicable, cause each of its respective ERISA Affiliates, to maintain, each Pension Plan and each Foreign Pension Plan in compliance with all applicable requirements of law, except where the failure to do so would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; (y) make, and cause each of their respective ERISA Affiliates to make, on a timely basis, all required contributions to any Multiemployer Plan, except where the failure to do so would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and (z) not, and not permit any of their respective ERISA Affiliates to, (A) seek a waiver of the minimum funding standards of ERISA, (B) terminate or withdraw from any Pension Plan or Multiemployer Plan or (C) take any other action with respect to any Pension Plan that would reasonably be expected to entitle the PBGC to terminate, impose liability (other than timely payment of PBGC premiums) in respect of, or cause a trustee to be appointed to administer, any Pension Plan, unless the actions or events described in clauses (A), (B) and (C) would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
(v)Other Additional Information. The Seller will provide to the Administrative Agent and the Lenders such information and documentation as may reasonably be requested by the Administrative Agent or any Lender from time to time for purposes of compliance by the Administrative Agent or such Lender with applicable laws (including without limitation the PATRIOT Act and other “know your customer” and anti-money laundering rules and regulations), and any reasonable policy or procedure implemented by the Administrative Agent or such Lender to comply therewith.
SECTION 6.2Substantive Consolidation. The Seller hereby acknowledges that the transactions contemplated by this Agreement and the other Transaction Documents are being entered into in reliance upon the Buyer’s identity as a legal entity separate from the Seller and its Affiliates. Therefore, the Seller shall take all steps specifically required by this Agreement and the other Transaction Documents or reasonably required by the Buyer, the Administrative Agent, any Group Agent or any Lender to continue the Buyer’s identity as a separate legal entity and to make it apparent to third Persons that the Buyer is an entity with assets and liabilities distinct from those of the Seller, its Affiliates and any other Person, and is not a division of the Seller, its Affiliates or any other Person. Without limiting the generality of the foregoing and in addition to and consistent with the other covenants set forth herein, the Seller shall take such actions as shall be required in order that:
(a)The Seller shall maintain separate records and books of account from the Buyer and otherwise will observe corporate formalities;
(b)the financial statements and books and records of the Seller shall reflect the separate existence of the Buyer; provided, that the Buyer’s assets and liabilities may be included in a consolidated financial statement issued by an Affiliate or Affiliates of the Buyer; provided, however, that any such consolidated financial statement or the notes thereto shall make clear that the Buyer’s assets are not available to satisfy the obligations of such Affiliate or Affiliates;

(c)except as contemplated hereby or permitted by the Receivables Financing Agreement, (i) the Seller shall maintain its assets (including deposit accounts) separately from the assets (including deposit accounts) of the Buyer and (ii)  the Buyer’s assets, and records relating thereto, have not been, are not, and shall not be, commingled with those of the Seller;
(d)the Seller shall not act as an agent for the Buyer, other than in the capacity of a Servicer or a Sub-Servicer, as applicable;
(e)the Seller shall not conduct any of the business of the Buyer in its own name (except in the capacity of a Servicer or a Sub-Servicer, as applicable);
(f)other than with respect to initial organization expenses, the Seller shall not pay any liabilities of the Buyer out of its own funds or assets;
(g)except as contemplated by the Transaction Documents, the Seller shall maintain an arm’s-length relationship with the Buyer;
(h)the Seller shall not assume or guarantee or become obligated for the debts of the Buyer or hold out its credit as being available to satisfy the obligations of the Buyer;
(i)the Seller shall not acquire obligations of the Buyer;
(j)the Seller shall allocate fairly and reasonably overhead or other expenses that are properly shared with the Buyer, as applicable;
(k)the Seller shall identify and hold itself out as a separate and distinct entity from the Buyer;
(l)the Seller shall correct any known misunderstanding respecting its separate identity from the Buyer;
(m)the Seller shall not enter into, or be a party to, any transaction with the Buyer, except in the ordinary course of its business and on terms which could be obtained in a comparable arm’s-length transaction with an unrelated third party; and
(n)the Seller shall not pay the salaries of the Buyer’s employees, if any.
ARTICLE VII
ADDITIONAL RIGHTS AND OBLIGATIONS
IN RESPECT OF RECEIVABLES
SECTION 7.1Rights of the Buyer and the Borrower. The Seller hereby authorizes the Buyer and the Servicer or their respective designees or assignees under the Receivables Financing Agreement (including, without limitation, the Administrative Agent) to take any and all steps in the Seller’s name reasonably necessary or desirable, in their respective determination, to collect all amounts due under any and all Receivables sold, contributed or otherwise conveyed or purported to be conveyed by it hereunder, including, without limitation, endorsing the name of the Seller on checks and other instruments representing Collections and enforcing such Receivables and the provisions of the related Contracts that concern payment and/or enforcement of rights to payment; provided, however, the Administrative Agent (or any other assignee under this Agreement) shall not take any of the foregoing actions unless a Purchase and Sale Termination Event or an Event of Default has occurred and is continuing.
SECTION 7.2Responsibilities of the Seller. Anything herein to the contrary notwithstanding:
(a)The Seller shall perform its obligations hereunder, and the exercise by the Buyer or its designee of its rights hereunder shall not relieve the Seller from such obligations.
(b)None of the Buyer, the Servicer, the Group Agents, or the Administrative Agent shall have any obligation or liability to any Obligor or any other third Person with respect to any Receivables, Contracts related thereto or any other related agreements, nor shall the Buyer, the Servicer, the Group Agents, or the Administrative Agent be obligated to perform any of the obligations of the Seller or any Originator thereunder.
(c)The Seller hereby grants to the Administrative Agent an irrevocable power of attorney, with full power of substitution, coupled with an interest, during the occurrence and continuation of an Event of Default to take in the name of the Seller all steps necessary or advisable to endorse, negotiate or otherwise realize on any writing or other right of any kind held or transmitted by the Seller or transmitted or received by the Buyer (whether or not from the Seller) in connection with any Receivable sold, contributed or otherwise conveyed or purported to be conveyed by it hereunder or Related Right.
SECTION 7.3Further Action Evidencing Purchases. The Seller agrees that from time to time, at its expense, it will promptly execute and deliver all further instruments and documents, and take all further action that the Buyer, the Servicer or the Administrative Agent may reasonably request in order to perfect, protect or more fully evidence the Receivables and Related Rights purchased by or contributed to the Buyer hereunder, or to enable the Buyer to exercise or enforce any of its rights hereunder or under any other Transaction Document. Without limiting the generality of the foregoing, upon the request of the Buyer or the Administrative Agent, the Seller will execute (if applicable), authorize and file such financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments or notices, as may be necessary or appropriate.
The Seller hereby authorizes the Buyer or its designee or assignee (including, without limitation, the Administrative Agent) to file one or more financing or continuation statements, and amendments thereto and assignments thereof, without the signature of the Seller, relative to all or any of the Receivables and Related Rights sold, contributed or otherwise conveyed or purported to be conveyed by it hereunder, whether now existing or hereafter acquired by the Seller. If the Seller fails to perform any of its agreements or obligations under this Agreement, the Buyer or its designee or assignee (including, without limitation, the Administrative Agent) may (but shall not be required to) itself perform, or cause the performance of, such agreement or obligation, and the expenses of the Buyer or its designee or assignee (including, without limitation, the Administrative Agent) incurred in connection therewith shall be payable by the Seller.
SECTION 7.4Application of Collections. Any payment by an Obligor in respect of any indebtedness owed by it to the Seller with respect to any Receivables purchased or accepted by the Buyer hereunder shall, except as otherwise specified by such Obligor or required by applicable law and unless otherwise instructed by the Servicer (with the prior written consent of the Administrative Agent) or the Administrative Agent, be applied as a Collection of any Receivable or Receivables of such Obligor to the extent of any amounts then due and payable thereunder (applied in order from the oldest outstanding Receivable to the newest outstanding Receivable) before being applied to any other indebtedness of such Obligor.
ARTICLE VIII
PURCHASE AND SALE TERMINATION EVENTS
SECTION 8.1Purchase and Sale Termination Events. Each of the following events or occurrences described in this Section 8.1 shall constitute a “Purchase and Sale Termination Event” (each event which with notice or the passage of time or both would become a Purchase and Sale Termination Event being referred to herein as an “Unmatured Purchase and Sale Termination Event”):
(a)the Termination Date shall have occurred;
(b)the Seller shall fail to make when due any payment or deposit to be made by it under this Agreement or any other Transaction Document to which it is a party and such failure shall continue unremedied for two (2) Business Days;
(c)any representation or warranty made or deemed to be made by the Seller (or any of its officers) under or in connection with this Agreement, any other Transaction Document to which it is a party or any information or report delivered by the Seller pursuant hereto or thereto shall prove to have been incorrect or untrue in any material respect (or if already qualified by materiality or Material Adverse Effect, in all respects) when made or deemed made or delivered; or
(d)the Seller shall fail to perform or observe any term, covenant or agreement under this Agreement or any other Transaction Document to which it is a party to be performed or observed by the Seller (other than any such failure which would constitute a Purchase and Sale Termination Event under clause (a) or (b) of this Section 8.1), and such failure, solely to the extent capable of cure, shall continue for ten (10) Business Days.
SECTION 8.2Remedies.
(a)Optional Termination. Upon the occurrence and during the continuation of a Purchase and Sale Termination Event, the Buyer, with the prior written consent of the Administrative Agent and the Majority Group Agents, shall have the option, by notice to the

Seller (with a copy to the Administrative Agent and the Group Agents), to declare the Purchase Facility as terminated.
(b)Remedies Cumulative. Upon any termination of the Purchase Facility pursuant to Section 8.2(a), the Buyer (and the Administrative Agent as the Buyer’s assignee) shall have, in addition to all other rights and remedies under this Agreement, all other rights and remedies provided under the UCC of each applicable jurisdiction and other applicable laws, which rights shall be cumulative.
ARTICLE IX
INDEMNIFICATION
SECTION 9.1Indemnities by the Seller. Without limiting any other rights which the Buyer may have hereunder or under Applicable Law, the Seller hereby agrees to indemnify and hold harmless, on an after-tax basis, the Buyer (and its assigns, including the Administrative Agent) and each of its officers, directors, employees and agents (each of the foregoing Persons being individually called a “Purchase and Sale Indemnified Party”), on demand, from and against any and all damages, losses, claims, judgments, liabilities, penalties, Taxes, reasonable costs and expenses (including Attorney Costs) (all of the foregoing being collectively called “Purchase and Sale Indemnified Amounts”) awarded against or incurred by any of them arising out of or as a result of the failure of the Seller to perform its obligations under this Agreement or any other Transaction Document, or arising out of the claims asserted against a Purchase and Sale Indemnified Party relating to the transactions contemplated herein or therein or the use of proceeds thereof or therefrom, excluding, only Purchase and Sale Indemnified Amounts to the extent, (i) a final non-appealable judgment of a court of competent jurisdiction holds that such Purchase and Sale Indemnified Amounts resulted from the gross negligence or willful misconduct by the Purchase and Sale Indemnified Party seeking indemnification, (ii) resulting from a claim brought by the Seller or the Servicer against a Purchase and Sale Indemnified Party for breach in bad faith of such Purchase and Sale Indemnified Party’s obligations hereunder or under any other Transaction Document, if such party has obtained a final and nonappealable judgment in its favor on such claim against the Purchase and Sale Indemnified Party as determined by a court of competent jurisdiction, (iii) due to Pool Receivables that are uncollectible or delayed in collection solely on account of the insolvency, bankruptcy, lack of creditworthiness or other financial inability to pay of the related Obligor or otherwise due to the credit risk of the Obligor, or (iv) such Purchase and Sale Indemnified Amounts include Taxes imposed or based on, or measured by, the gross or net income or receipts of such Purchase and Sale Indemnified Party by the jurisdiction under the laws of which such Purchase and Sale Indemnified Party is organized (or any political subdivision thereof); provided, that nothing contained in this sentence shall limit the liability of the Seller or limit the recourse of any Purchase and Sale Indemnified Party to the Seller for any amounts otherwise specifically provided to be paid by the Seller hereunder. Without limiting the foregoing indemnification, but subject to the limitations set forth in clauses (i), (ii) and (iii) of the previous sentence, the Seller shall indemnify each Purchase and Sale Indemnified Party for Purchase and Sale Indemnified Amounts relating to or resulting from:

(a)any representation, warranty or statement made or deemed made by the Seller (or any officer of the Seller) under or in connection with this Agreement, any of the other Transaction Documents or any other information or report delivered by or on behalf of the Seller pursuant hereto or thereto which shall have been untrue or incorrect when made or deemed made;
(b)the failure by the Seller to comply with its covenants, obligations and agreements contained in this Agreement or any other Transaction Document or with any Applicable Law with respect to any Pool Receivable or the related Contract; or the failure of any Pool Receivable or the related Contract to conform to any such Applicable Law;
(c)the failure of any Receivable sold or contributed by the Seller and included in the calculation of Net Receivables Pool Balance as an Eligible Receivable to be an Eligible Receivable as of the date of such sale or contribution;
(d)the transfer by the Seller of any interest in any Pool Receivable or Related Right other than the transfer of any Pool Receivable and Related Rights to the Buyer pursuant to this Agreement and the grant of a security interest to the Buyer pursuant to this Agreement;
(e)the lack of an enforceable ownership interest, or a first priority perfected lien, in the Pool Receivables (and all Related Rights) sold or contributed by the Seller hereunder against all Persons (including any bankruptcy trustee or similar Person), in either case, free and clear of any Adverse Claim;
(f)the failure to have filed, or any delay in filing, financing statements, financing statement amendments, continuation statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other Applicable Laws with respect to any Pool Receivable or the Related Rights;
(g)any suit or claim related to the Pool Receivables sold or contributed by the Seller hereunder (including any products liability or environmental liability claim arising out of or in connection with the property, products or services that are the subject of any Pool Receivable sold or contributed by the Seller);
(h)any dispute, claim, offset or defense (other than discharge in bankruptcy) of the Obligor to the payment of any Pool Receivable (including a defense based on such Pool Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from or relating to collection activities with respect to such Pool Receivable or any other claim resulting from the sale of goods or the rendering of services related to such Pool Receivable or the furnishing or failure to furnish any such goods or services or other similar claim or defense not arising from the financial inability of any Obligor to pay undisputed indebtedness;
(i)the commingling of Collections of Pool Receivables at any time with other funds;

(j)the failure or delay by an Originator to provide any Obligor with an invoice or other evidence of indebtedness;
(k)any failure of the Seller to perform any of its duties or obligations in accordance with the provisions hereof and of each other Transaction Document related to Pool Receivables, or of the Seller to timely and fully comply with the Credit and Collection Policy in regard to each Pool Receivable;
(l)any investigation, litigation or proceeding (actual or threatened) related to this Agreement or any other Transaction Document or in respect of any Pool Receivable or any Related Rights;
(m)any claim brought by any Person other than a Purchase and Sale Indemnified Party arising from any activity by the Seller or any Affiliate of the Seller in servicing, administering or collecting any Pool Receivable; or
(n)the failure by the Seller to pay when due any taxes, including, without limitation, material sales, excise or personal property taxes.
If for any reason the indemnification provided above in this Section 9.1 is unavailable to a Purchase and Sale Indemnified Party or is insufficient to hold such Purchase and Sale Indemnified Party harmless, then the Seller shall contribute to the amount paid or payable by such Purchase and Sale Indemnified Party to the maximum extent permitted under applicable law.
ARTICLE X
MISCELLANEOUS
SECTION 10.1Amendments, etc.
(a)The provisions of this Agreement may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and executed by the Buyer and the Seller, with the prior written consent of the Administrative Agent and the Majority Group Agents.
(b)No failure or delay on the part of the Buyer, the Servicer, the Seller or any third party beneficiary in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on the Buyer, the Servicer or the Seller in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by the Buyer, the Servicer, the Seller or any third party beneficiary under this Agreement shall, except as may otherwise be stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval under this Agreement shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

(c)The Transaction Documents contain a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter thereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter thereof, superseding all prior oral or written understandings.
SECTION 10.2Notices, etc. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including facsimile and email communication) and shall be delivered or sent by facsimile, email, or by overnight mail, to the intended party at the mailing or email address or facsimile number of such party set forth under its name on the signature pages hereof or at such other address or facsimile number as shall be designated by such party in a written notice to the other parties hereto, or in the case of the Administrative Agent and each Lender, at its address for notices pursuant to the Receivables Financing Agreement. All such notices and communications shall be effective (i) if delivered by overnight mail, when received, and (ii) if transmitted by facsimile or email, when sent, receipt confirmed by telephone or electronic means.
SECTION 10.3No Waiver; Cumulative Remedies. The remedies herein provided are cumulative and not exclusive of any remedies provided by law. Without limiting the foregoing, the Seller hereby authorizes the Buyer, the Administrative Agent and each Lender (collectively, the “Set-Off Parties”), at any time and from time to time, to the fullest extent permitted by law, to set off, against any obligations of the Seller to such Set-Off Party arising in connection with the Transaction Documents (including, without limitation, amounts payable pursuant to Section 9.1) that are then due and payable or that are not then due and payable but have accrued, any and all deposits (general or special, time or demand, provisional or final) at any time held by, and any and all indebtedness at any time owing by any Set-Off Party to or for the credit or the account of the Seller.
SECTION 10.4Binding Effect; Assignability. This Agreement shall be binding upon and inure to the benefit of the Buyer and the Seller and their respective successors and permitted assigns, and the Administrative Agent (as the Buyer’s assignee) and its respective successors and permitted assigns as third party beneficiaries. The Seller may not assign any of its rights hereunder or any interest herein without the prior written consent of the Buyer, the Administrative Agent and each Group Agent except as otherwise herein specifically provided. This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until such time as the parties hereto shall agree. The rights and remedies with respect to any breach of any representation and warranty made by the Seller pursuant to Article V and the indemnification and payment provisions of Article IX and Section 10.6 shall be continuing and shall survive any termination of this Agreement.
SECTION 10.5Governing Law. THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY OTHERWISE APPLICABLE CONFLICTS OF LAW PRINCIPLES (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK) EXCEPT TO

THE EXTENT THAT THE PERFECTION OF A SECURITY INTEREST OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL, ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.
SECTION 10.6Costs, Expenses and Taxes. In addition to the obligations of the Seller under Article IX, the Seller agrees to pay on demand, except to the extent arising from or relating to any Pool Receivables becoming uncollectible or delayed in collection solely on account of the insolvency, bankruptcy, lack of creditworthiness or other financial inability to pay of the related Obligor or otherwise due to the credit risk of the Obligor:
(a)    to the Buyer (and any successor and permitted assigns thereof) and any third-party beneficiary of the Buyer’s rights hereunder all reasonable and documented out-of-pocket costs and expenses in connection with the preparation, negotiation, execution, delivery and administration of this Agreement (together with all amendments, restatements, supplements, consents and waivers, if any, from time to time hereto), including, without limitation, (i) the reasonable Attorney Costs for the Buyer (and any successor and permitted assigns thereof) and any third-party beneficiary of the Buyer’s rights hereunder with respect thereto and with respect to advising any such Person as to their rights and remedies under this Agreement and the other Transaction Documents and (ii) subject to Section 6.1(f), reasonable and documented accountants’, auditors’ and consultants’ fees and expenses for the Buyer (and any successor and permitted assigns thereof) and any third-party beneficiary of the Buyer’s rights hereunder incurred in connection with the administration and maintenance of this Agreement or advising any such Person as to their rights and remedies under this Agreement or as to any actual or reasonably claimed breach of this Agreement or any other Transaction Document;
(b)    to the Buyer (and any successor and permitted assigns thereof) and any third-party beneficiary of the Buyer’s rights hereunder all reasonable and documented costs and expenses incurred by such Person in connection with the enforcement of any of their respective rights or remedies under the provisions of this Agreement and the other Transaction Documents; and
(c)    all stamp and other taxes and fees payable in connection with the execution, delivery, filing and recording of this Agreement or the other Transaction Documents to be delivered hereunder, and agrees to indemnify each Purchase and Sale Indemnified Party against any liabilities with respect to or resulting from any delay in paying or omitting to pay such taxes and fees.
SECTION 10.7SUBMISSION TO JURISDICTION. (a) EACH PARTY HERETO HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF ANY NEW YORK STATE OR FEDERAL COURT SITTING IN NEW YORK CITY, NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT, AND EACH PARTY HERETO HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING SHALL BE HEARD AND DETERMINED, IN EACH CASE, IN SUCH NEW YORK STATE COURT OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. NOTHING IN THIS SECTION 10.7 SHALL AFFECT

THE RIGHT OF THE ADMINISTRATIVE AGENT OR ANY OTHER CREDIT PARTY TO BRING ANY ACTION OR PROCEEDING AGAINST THE SELLER OR THE SERVICER OR ANY OF THEIR RESPECTIVE PROPERTY IN THE COURTS OF OTHER JURISDICTIONS. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING. THE PARTIES HERETO AGREE THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.
(b)EACH PARTY HERETO CONSENTS TO THE SERVICE OF ANY AND ALL PROCESS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES OF SUCH PROCESS TO IT AT ITS ADDRESS SPECIFIED HEREIN. NOTHING IN THIS SECTION 10.7 SHALL AFFECT THE RIGHT OF ANY PARTY TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.
SECTION 10.8WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT.
SECTION 10.9Captions and Cross References; Incorporation by Reference. The various captions (including, without limitation, the table of contents) in this Agreement are included for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement. References in this Agreement to any underscored Article, Section, Schedule or Exhibit are to such Article, Section, Schedule or Exhibit of this Agreement, as the case may be. The Schedules and Exhibits hereto are hereby incorporated by reference into and made a part of this Agreement.
SECTION 10.10Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement. The parties agree to electronic contracting and signatures with respect to this Agreement. Delivery of an electronic signature to, or a signed copy of, this Agreement by facsimile, email or other electronic transmission shall be fully binding on the parties to the same extent as the delivery of the signed originals and shall be admissible into evidence for all purposes. The words “execution,” “execute,” “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the other Transaction Documents shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Buyer, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. Notwithstanding the foregoing, if the Buyer, the Administrative Agent or any Group Agent shall request manually signed counterpart signatures to this Agreement, each of the Buyer and the Seller hereby agrees to use its reasonable endeavors to provide such manually signed signature pages as soon as reasonably practicable (but in any event within 30 days of such request or such longer period as the requesting Buyer, Administrative Agent or Group Agent and the Buyer and the Seller may mutually agree).
SECTION 10.11Acknowledgment and Agreement. By execution below, the Seller expressly acknowledges and agrees that all of the Buyer’s rights, title, and interests in, to, and under this Agreement (but not its obligations), shall be assigned by the Buyer to the Administrative Agent (for the benefit of the Secured Parties) pursuant to the Receivables Financing Agreement, and the Seller consents to each such assignment. Each of the parties hereto acknowledges and agrees that the Secured Parties and the Administrative Agent are third party beneficiaries of the rights of the Buyer arising hereunder and under the other Transaction Documents to which the Seller is a party, and notwithstanding anything to the contrary contained herein or in any other Transaction Document, during the occurrence and continuation of an Event of Default under the Receivables Financing Agreement, the Administrative Agent, and not the Buyer, shall have the sole right to exercise all such rights and related remedies.
SECTION 10.12No Proceeding. The Seller hereby agrees that it will not institute, or join any other Person in instituting, against the Buyer any Insolvency Proceeding so long as any obligations of the Buyer pursuant to the Receivables Financing Agreement or any other Transaction Document remain outstanding and for at least one year and one day following the day on which such obligations are paid in full. This Section 10.12 shall survive any termination of this Agreement.
SECTION 10.13Limited Recourse. Except as explicitly set forth herein, the obligations of the Seller and the Buyer under this Agreement or any other Transaction Documents to which it is a party are solely the obligations of the Seller and the Buyer. No recourse under any Transaction Document shall be had against, and no liability shall attach to, any officer, employee, director, or beneficiary, whether directly or indirectly, of the Seller or the Buyer. The agreements in this Section 10.13 shall survive any termination of this Agreement.
SECTION 10.14Severability. If any provision of this Agreement is held to be in conflict with any applicable statute or rule of law or is otherwise held to be unenforceable for any reason whatsoever, such circumstances shall not have the effect of rendering the provision in question inoperative or unenforceable in any other case or circumstance, or of rendering any other provision or provisions herein contained invalid, inoperative, or unenforceable to any extent whatsoever.
[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

Exact Receivables LLC,
as the Buyer

By:	/s/ Jeffrey T. Elliott
Name:	Jeffrey T. Elliott
Title:	Executive Vice President and Chief Financial Officer

Address:
5505 Endeavor Lane
Madison, WI 53719

Exact Sciences Laboratories, LLC,
as the Servicer

By:	/s/ Jeffrey T. Elliott
Name:	Jeffrey T. Elliott
Title:	Executive Vice President and Chief Financial Officer

Address:
5505 Endeavor Lane
Madison, WI 53719

Exact Sciences Corporation,
as the Seller

By:	/s/ Jeffrey T. Elliott
Name:	Jeffrey T. Elliott
Title:	Executive Vice President and Chief Financial Officer

Address:
5505 Endeavor Lane
Madison, WI 53719